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                                                                    EXHIBIT (99)

OPERATING MARGIN AND RATE VOLUME ANALYSIS
D&N FINANCIAL CORPORATION






                                        Average balance              Average rate             Interest
                                        -----------------------------------------------------------------------------------------
Operating  Margin for                                                                                                  Increase
       Quarter ended                    03/31/97       03/31/96        03/31/97    03/31/96    03/31/97    03/31/96     (Decrease)
-------------------------------------   ------------------------       --------    --------    --------------------    ----------
                                        (Dollars in thousands)                                              (Dollars in thousands)
Interest-earning assets:
------------------------
        Loans receivable                $1,065,927    $  989,414        8.26%      8.08%      $21,937      $19,980       $1,957
        Mortgage-backed securities         247,032       120,382        7.18%      7.56%        4,436        2,276        2,160
        Investments                        129,600       102,338        6.14%      6.85%        1,962        1,744          218
                                        ----------    ----------        ----       ----       -------      -------       ------
                                         1,442,559     1,212,134        7.88%      7.92%       28,335       24,000        4,335
                                        ----------    ----------        ----       ----       -------      -------       ------
Interest-bearing liabilities:
----------------------------
        Deposits                           974,127       928,052        4.70%      4.79%       11,288       11,050          238
        Borrowings
         Securities sold w/repo             56,369         6,920        5.39%      5.43%          759           95          664
         Notes payable                     338,003       206,003        5.63%      5.61%        4,757        2,919        1,838
         Other borrowed money                8,188        10,336        9.58%      9.83%          196          254          (58)
                                        ----------    ----------        ----       ----       -------      -------       ------
         SUBTOTAL - BORROWINGS             402,560       223,259        5.68%      5.80%        5,712        3,268        2,444

        Interest rate instruments             n/a           n/a           --         --            --           --           --
                                        ----------    ----------        ----       ----       -------      -------       ------
                                         1,376,687     1,151,311        4.98%      4.98%       17,000       14,318        2,682
                                        ----------    ----------        ----       ----       -------      -------       ------
      INTEREST RATE SPREAD                                              2.90%      2.94%
                                                                        ====       ====
EXCESS AVERAGE EARNING ASSETS           $   65,872    $   60,823
                                        ==========    ==========
       NET INTEREST MARGIN                                              3.13%     3.19%       $11,335      $ 9,682       $1,653
                                                                        ====      ====        =======      =======       ======





                                                        Variance  due to:
Operating  Margin for                                 ---------------------
       Quarter ended                                  Volume          Rate
-------------------------------------                 -------       -------
Interest-earning assets:
------------------------
        Loans receivable                              $ 1,522       $   435
        Mortgage-backed securities                      2,280          (120)
        Investments                                       413          (195)
                                                      -------       -------
                                                        4,214           121
                                                      -------       -------
Interest-bearing liabilities:
----------------------------
        Deposits                                          439          (201)
        Borrowings
         Securities sold w/repo                           665            (1)
         Notes payable                                  1,826            12
         Other borrowed money                             (52)           (6)
                                                      -------       -------
         SUBTOTAL - BORROWINGS                          2,439             5

        Interest rate instruments                           -             -
                                                      -------       -------
                                                        2,877          (195)
                                                      -------       -------

      INTEREST RATE SPREAD

EXCESS AVERAGE EARNING ASSETS

       NET INTEREST MARGIN                            $1,337        $   316
                                                      ======        =======
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